Exhibit 99.1

COMSTOCK

Comstock Reports Third Quarter 2025 Results

Strong commercial leasing in Q3; significant office leases signed post-quarter end bring YTD to 500,000+ sqft. Investment in ParkX expansion drives Q325 headcount growth; adds new fee-based revenue streams

- **Revenue increased 3% to $13.3 million; YTD increase of 13% to $38.9 million**
  - **YTD revenue growth for 27th consecutive quarter; includes 25 periods with double-digit increases**
  - **30% increase in recurring, fee-based revenue from property management subsidiaries; up 37% YTD**
    - **Includes 96% increase in third-party revenue from ParkX; up 126% YTD**
  - **Supplemental fee revenue up 35% vs. prior year**
- **Net income of $0.5 million; $3.6 million YTD**
- **Adjusted EBITDA of $1.1 million; $5.3 million YTD**
- **Q3 investment in ParkX expansion supports new service offerings and further diversifies fee-based revenue**
- **Multiple new leases secured post-quarter end for two newest Trophy-class office towers at Reston Station**
- **19 additional AUM vs. prior year**
  - **Includes 7 new ParkX third-party contracts added in Q3 and 17 third-party contracts added YTD**
  - **JW Marriott Reston Station delivered, adding hospitality AUM and new recurring revenue stream**
  - **JW Marriott Residences Reston Station delivered, driving increase in property management fees**

RESTON, Va. — November 13, 2025 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the third quarter ended September 30, 2025.

"Our Q3 financials are a result of our focus on long-term, sustainable growth through diversified revenue that drives earnings per share," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "During Q3, we invested in the expansion of our ParkX subsidiary by hiring 139 new employees to support new service offerings, including porter and janitorial services, allowing us to both expand existing relationships and secure new clients. The high-quality properties we develop and manage continue to be some of the most sought-after in the region. Subsequent to quarter-end, we secured multiple new office leases covering more than 310,000 square feet in the two newest office towers in *The Row at Reston Station*. Our industry-leading leased percentages across our stabilized portfolio continue to drive revenue growth, including recurring, fee-based revenue streams and supplemental fees."

The Company will post an updated Investor Presentation to the "Events and Presentations" section of its Investor Relations website on November 13, 2025.

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Revenue	$ 13,317	$ 12,995	$ 38,928	$ 34,386
Net income	$ 541	$ 2,377	$ 3,576	$ 4,233
Adjusted EBITDA	1,066	3,133	5,338	6,220
Net income per share — diluted	$ 0.05	$ 0.23	$ 0.34	$ 0.41
Managed Portfolio - # of assets	91	72	91	72

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

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Additional Information • Stabilized Commercial managed portfolio is 93% leased; 9 commercial leases executed in Q3, representing approximately 75,000 sqft. of office and retail spaces; 193,000 sqft. leased YTD. ◦ Significant office leases secured at Reston Station subsequent to Q3, increases YTD commercial leasing to more than 500,000 sqft. • Residential managed portfolio is 96% leased; over 500 units leased YTD; average in-place rents up nearly 4% vs. prior year. • ParkX subsidiary revenue increased 59% vs. prior year; ParkX increased headcount by 139 in Q3 to staff 12 new porter and janitorial contracts that will commence in Q4, in addition to 10 previously secured porter and janitorial contracts. Ability to expand relationships with existing parking and security clients minimizes costs related to securing new contracts. • The Row at Reston Station delivered 2 significant assets that will generate fee-based revenue: ◦ JW Marriott Reston Station, a 248-key luxury hotel that is Virginia’s first ever JW Marriott and includes the D.C. region’s largest luxury meeting and event space (40,000 sqft.); promptly began hosting weddings and other large events and has already secured numerous event contracts for 2025 and 2026. ◦ JW Marriott Residences Reston Station, a 94-unit luxury condominium tower, has generated nearly $90 million in condominium sales to-date; $20 million closed in September alone. • Developed assets currently under construction/opening soon in The Row at Reston Station: ◦ BLVD Haley, a 419-unit luxury residential tower - delivery begins in late Q425, fully delivered by Q226. ◦ 1870 Reston Row Plaza, a 254,000 sqft. Trophy-class office tower delivering in Q425 is now fully leased. ◦ A commercial parking garage with approximately 1,200 spaces that will service all residents, office and retail tenants, and visitors. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Investor Contact Media Contact investorrelations@comstock.com publicrelations@comstock.com 2

September 30, December 31, 2025 2024 Assets Current assets: Cash and cash equivalents $ 26,171 $ 28,761 Accounts receivable, net 729 282 Accounts receivable - related parties 12,271 7,254 Prepaid expenses and other current assets 1,820 430 Total current assets 40,991 36,727 Fixed assets, net 584 574 Intangible assets 144 144 Leasehold improvements, net 37 60 Investments in real estate ventures 6,308 6,228 Operating lease assets 5,235 5,916 Deferred income taxes, net 13,308 14,720 Deferred compensation plan assets 925 438 Other assets 63 60 Total assets $ 67,595 $ 64,867 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 3,742 $ 4,952 Accounts payable and accrued liabilities 1,058 781 Current operating lease liabilities 975 922 Total current liabilities 5,775 6,655 Deferred compensation plan liabilities 943 492 Operating lease liabilities 4,613 5,351 Total liabilities 11,331 12,498 Stockholders' equity: Class A common stock 98 97 Class B common stock 2 2 Additional paid-in capital 203,020 202,702 Treasury stock (2,662) (2,662) Accumulated deficit (144,194) (147,770) Total stockholders' equity 56,264 52,369 Total liabilities and stockholders' equity $ 67,595 $ 64,867 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Revenue $ 13,317 $ 12,995 $ 38,928 $ 34,386 Operating costs and expenses: Cost of revenue 11,858 9,583 32,647 27,375 Selling, general, and administrative 725 507 1,869 1,588 Depreciation and amortization 73 77 231 218 Total operating costs and expenses 12,656 10,167 34,747 29,181 Income (loss) from operations 661 2,828 4,181 5,205 Other income (expense): Interest income 218 169 622 476 Gain (loss) on real estate ventures 35 (75) 53 (369) Other income (expense), net 77 23 132 56 Income (loss) from operations before income tax 991 2,945 4,988 5,368 Provision for (benefit from) income tax 450 568 1,412 1,135 Net income (loss) $ 541 $ 2,377 $ 3,576 $ 4,233 Weighted-average common stock outstanding: Basic 10,076 9,864 10,059 9,830 Diluted 10,500 10,329 10,448 10,278 Net income (loss) per share: Basic $ 0.05 $ 0.24 $ 0.36 $ 0.43 Diluted $ 0.05 $ 0.23 $ 0.34 $ 0.41 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net income (loss) $ 541 $ 2,377 $ 3,576 $ 4,233 Interest income (218) (169) (622) (476) Income taxes 450 568 1,412 1,135 Depreciation and amortization 73 77 231 218 Stock-based compensation 255 205 794 741 (Gain) loss on real estate ventures (35) 75 (53) 369 Adjusted EBITDA $ 1,066 $ 3,133 $ 5,338 $ 6,220 The decrease in Adjusted EBITDA for the three and nine months ended September 30, 2025 is primarily driven by lower net income due to a significant increase in operating costs from our ParkX subsidiary. This cost increase stems directly from significant payroll and onboarding costs incurred to staff and setup a new porter/janitorial service offering. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5